Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
BDO SEIDMAN, LLP

We hereby consent to the incorporation by reference in the following Registration Statements of SM&A:

(1)         Registration Statement (Form S-3 No. 333-77311) and related prospectus pertaining to the registration of 1,829,800 shares of common stock of SM&A,

(2)         Registration Statement (Form S-8 No. 333-50887) pertaining to the Steven Myers and Associates 1997 Stock Option Plan,

(3)         Registration Statement (Form S-8 Nos. 333-40614 and 333-84107) pertaining to the Emergent Information Technologies, Inc. Amended 1997 Stock Option Plan,

(4)         Registration Statement (Form S-8 Nos. 333-51174, 333-62412, 333-84111, 333-99411 and 333-106674) pertaining to the SM&A Amended and Restated Employee Stock Purchase Plan, and

(5)         Registration Statement (Form S-8 No. 333-84109) pertaining to the 1995 Space Applications Corporation Non Qualified Stock Option Plan

of our reports dated March 12, 2007, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of SM&A’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Costa Mesa, California
March 13, 2007